Exhibit 10.3

INTEGRATED ELECTRICAL SERVICES, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

THIS OPTION AWARD AGREEMENT (“Agreement”) is made and entered into as of [            ] (“Grant Date”) by and between Integrated Electrical Services, Inc., a Delaware corporation (“Company”), and [            ] (“Optionee”) pursuant to the terms and conditions of the Integrated Electrical Services, Inc. Amended and Restated 2006 Equity Incentive Plan (“Plan”).

SECTION 1. GRANT OF OPTION AWARD.

(a) Option Award. On the terms and conditions set forth in this Agreement and the Plan, the Company grants to the Optionee on the Grant Date an option to purchase [            ] Shares at an Exercise Price of $             per Share. This option is intended to be a nonqualified stock option.

(b) Plan and Defined Terms. This option is granted under and subject to the terms of the Plan, which is incorporated herein by reference. If there is any inconsistency between the terms of the Plan and the terms of this Agreement, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement. Capitalized terms that are defined in the Plan are incorporated herein by reference and other capitalized terms are defined in Section 10 of this Agreement.

(c) Exercisability. Subject to the terms and conditions set forth in this Agreement and the Plan, this option or a portion thereof may be exercised (i) prior to its expiration and (ii) on or after the time this option or such portion thereof is vested pursuant to the vesting provisions set forth in Section 2 herein.

(d) Scope of this Agreement. This Agreement shall apply both to this option and to the Shares acquired upon exercise of this option.

SECTION 2. VESTING.

Subject to the further provisions of this Agreement, the option shall vest (become exercisable) according to the following schedule:

[Vesting Dates	Option Shares Vested
Prior to the 1st anniversary of the Grant Date	0%
1st anniversary of the Grant Date	33 1⁄3%
2nd anniversary of the Grant Date	66 2⁄3%
On and after the 3rd anniversary of the Grant Date	100%][1]

SECTION 3. TERM AND EXPIRATION.

(a) Basic Term. Subject to earlier termination as set forth herein, the exercise period of this option shall expire ten (10) years after the Grant Date (the “Term”).

[1]	Alternative vesting schedules may be substituted for the schedule set forth herein in accordance with the terms of the Plan.

(b) Termination of Service (except for Cause). In the event Optionee’s Service terminates for any reason other than for Cause, then this option, to the extent vested as of the date of such termination, shall expire on the earliest of: (i) the expiration of the Term, (ii) twelve (12) months following such termination, if as a result of death or Disability, (iii) thirty-six months (36) following such termination, if due the Optionee’s termination of Service other than due to death or Disability or Cause after having attained age 55 and having completed 10 years of Service (“Retirement”), and (iv) three (3) months following such termination, if for any reason other than death, Disability or Retirement. This option to the extent unvested as of the date of such termination shall immediately expire and lapse upon such termination.

(c) Termination of Service (for Cause). Notwithstanding the foregoing provisions of this Section 3, in the event Optionee’s Service is terminated for Cause or Cause exists on the date Optionee’s Service terminates (regardless of whether such termination would otherwise qualify as a termination due to death, Disability or Retirement), then this option shall be cancelled and forfeited immediately on the date of such termination, regardless of whether then otherwise vested and exercisable, and any purported exercise of this option prior to such termination which shall not have been effected through the delivery of Shares shall be deemed void and without effect and all actions taken to exercise such option (including an payment of the exercise price thereof or any direction to sell the underlying Shares when issued) will be rescinded.

SECTION 4. CHANGE IN CONTROL

If the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that this option shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by your employer (or the parent or an affiliate of such employer) immediately following the Change in Control, then this option shall continue in effect in accordance with its terms (subject to any adjustment affected under the Plan and Section 8 hereto in connection with such event to modify the securities or other property to which this option shall relate and to make a corresponding adjustment to the Exercise Price). If the Committee does not determine that this option will be replaced by an Alternative Award, then in the event of a Change in Control, this option shall become immediately vested and exercisable in full, regardless of the provisions of Section 2 hereof. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, provide that this option will be cancelled upon the occurrence of such Change in Control in exchange for a cash payment for each Share subject hereto equal to the excess of the Fair Market Value in effect immediately prior to the occurrence of the Change in Control over the Exercise Price. To the extent that the Exercise Price of this option exceeds such Fair Market Value at the Change in Control, the Committee may direct that this option shall be cancelled without consideration upon the occurrence of such Change in Control. To qualify as an Alternative Award, the Committee must determine that such an award

(a) is based on stock that is traded on an established securities market;

(b) provides you with rights and entitlements substantially equivalent to or better than the rights, terms and conditions otherwise applicable under this option, including, but not limited to, a vesting schedule that is at least as favorable a the vesting schedule in Section 2;

(c) has substantially equivalent value to this option, determined at the time of the Change in Control; and

(d) has terms and conditions which provide that, in the event that your employment is involuntarily terminated following the Change in Control for any reason other than for Cause, any portion of the option then outstanding shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to the excess of (i) the fair market value of such stock on the date of such termination over (ii) the exercise price per share applicable thereto.

SECTION 5. TRANSFER OR ASSIGNMENT OF OPTION.

Unless otherwise expressly permitted by the Company, on such terms and subject to such conditions as the Committee may specify, this option may not be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. The right to exercise this option may transfer upon the death of the optionee by a beneficiary designation provided in writing in accordance with such requirements as the Company shall specify from time to time, or by will or the laws of descent and distribution. Subject to the limitations contained herein, this option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s Eligible Representative.

SECTION 6. EXERCISE.

(a) Exercise Procedure. An exercisable option, or any exercisable portion thereof, may be exercised by in accordance with the following procedure, or such other procedure as the Company shall specify in writing to the Optionee at any time or from time to time. Unless another procedure shall have been identified to the Optionee by the Company, to exercise any exercisable portion of the option, in whole or in part, the Optionee shall deliver to the Secretary of the Company (or his or her designee)::

(i) Notice in writing signed by the Optionee or his or her Eligible Representative, stating the number of Shares with respect to which this option or a portion thereof is being exercised;

(ii) Full payment of the aggregate Exercise Price of the Shares with respect to which this option (or portion thereof) is thereby exercised in accordance with any method permitted in accordance with Section 7 herein;

(iii) The payment to the Company, or other arrangements satisfactory to the Company that will ensure payment, of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of this option (or a portion thereof) in accordance with any method permitted in accordance with the Plan and this Agreement; and

(iv) Such representations and documents as the Company deems necessary or advisable to effect compliance with all applicable federal or state securities laws or regulations. Within limiting the generality of the foregoing, the Company may, in its sole discretion, also take whatever additional actions it deems necessary or appropriate to effect such compliance with applicable law, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

To the extent that any person or persons other than the Optionee purports to have the right to exercise the option (in whole in part), such person shall be required to provide the Company with such proof satisfactory to the Company of such right and the identity of such person.

(b) Issuance of Shares. The Company shall cause the Shares issuable upon any proper exercise of this option to be registered or otherwise recorded in the name of the person exercising this option or a portion thereof (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship), in such form (i.e., book entry, share certificates) as the Company shall determine in light of the Company’s practices and procedures.

SECTION 7. PAYMENT FOR SHARES

(a) Cash or Check. All or part of the Exercise Price and any applicable withholding requirements may be paid in cash or by check.

(b) Alternative Methods of Payment All or any part of the Exercise Price and any applicable withholding requirements may be paid by one or more of the following methods:

(i) Surrender of Shares. At the discretion of the Optionee, all or any part of the Exercise Price and any applicable withholding requirements may be paid or satisfied by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the option or a portion thereof is exercised. Notwithstanding the foregoing, the Optionee shall not surrender, or attest to the ownership of, Shares in payment of any portion of the Exercise Price (or withholding) if such action would cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the option for financial reporting purposes, unless the Committee consents thereto.

(ii) Net Exercise. At the discretion of the Optionee, payment of all or any portion of the Exercise Price and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the option by the number of such Shares having a Fair Market Value equal to the Exercise Price and/or any applicable withholding requirement. Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the Exercise Price (or withholding) in such manner if such action would cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the option for financial reporting purposes unless the Committee consents thereto.

(iii) Exercise/Sale. Payment may be effected in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to act on behalf of the Optionee (x) to sell Shares and deliver to the Company such portion of the sales proceeds as shall be necessary or appropriate to pay the Exercise Price and/or any applicable withholding associated with the exercise of such option, or (ii) to deliver to the Company such portion of a loan from such broker that is secured, in whole or in part, by the pledge of the Shares deliverable upon the exercise of such option as shall be necessary or appropriate to pay the Exercise Price and/or any applicable withholding associated with the exercise of such option.

The Committee shall have the authority to rescind, modify or eliminate any of the alternative methods as set forth in this Section, and to add additional permissible methods or substitute other methods therefor, at its discretion, at any time and from time to time upon written notice thereof to the Optionee.

SECTION 8. ADJUSTMENT OF SHARES.

In the event of a Recapitalization, an adjustment shall be made to this option such that the option shall thereafter be exercisable or payable, as the case may be, in such securities, cash and/or other property as would have been received in respect of Shares subject to the option had the option been exercised immediately prior to such Recapitalization and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any Recapitalization, to prevent dilution or enlargement of Optionee’s rights hereunder, the Committee shall, and will have the authority to adjust, in a fair and equitable manner, the Exercise Price and the number and kind of shares subject to this option. Should the vesting of this option be conditioned upon the Company’s attainment of performance conditions, the Committee may make such adjustments to such terms and conditions of this option and the criteria therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles.

SECTION 9. MISCELLANEOUS PROVISIONS.

(a) Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(b) Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by satisfaction of the exercise procedures set forth herein.

(c) No Retention Rights. Nothing in the Plan or the Agreement shall confer upon a Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(d) Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 10. DEFINITIONS.

(a) “Agreement” shall mean this Option Award Agreement.

(b) “Exercise Price” shall mean the price payable by the Optionee (or as applicable, the Eligible Representative) to exercise this option as to any Share subject to this option.

(c) “Grant Date” shall have the meaning ascribed to such term in the introduction of this Agreement.

(d) “Optionee” shall have the meaning ascribed to such term in the introduction of this Agreement.

(e) “Service” shall mean service as an Employee, Director or Consultant. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company or Subsidiary in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee).

(f) “Term” shall have the meaning ascribed to such term in Section 3(a) herein.

By signing below, the Optionee accepts this award, and acknowledges and agrees that this Award is granted under and governed by the terms and conditions of the Integrated Electrical Services, Inc. Amended and Restated 2006 Equity Incentive Plan and the Option Award Agreement.

OPTIONEE:	INTEGRATED ELECTRICAL SERVICES, INC.

By:

Title: